UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 1, 2007

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23490	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.   Termination of a Material Definitive Agreement.

In preparation for the closing of a transaction with KV Pharmaceutical Company (“KV”), VIVUS, Inc. (“the Company”), at its option and in accordance with the terms of the Note Purchase Agreement dated January 8, 2004 (the “Line of Credit”), paid off all amounts owed to Tanabe Holding America, Inc. (“Tanabe”) under the Line of Credit.  The Company and Tanabe also mutually agreed to terminate the Line of Credit.  In connection with the repayment of amounts owed under the Line of Credit, on May 1, 2007, Tanabe executed a Termination and Release (the “Release”).  The Release acknowledges the payment of $6.7 million by the Company as payment in full of the principal and interest due under the notes issued under the Line of Credit (the “Notes”) and the release of the lien that Tanabe held on the Company’s assets (excluding the Company’s land and buildings) as collateral for the Notes.  Neither the Company nor Tanabe incurred any termination penalties in connection with the termination of the Line of Credit.

On March 30, 2007, the Company announced it had entered into a definitive agreement with KV to transfer its assets related to the investigational product candidate, EvaMist™, and the grant of a sublicense of the rights to EvaMist under the Company’s license agreement with Acrux Ltd. to KV (the “Transaction”).  EvaMist is the Company’s investigational metered dose transdermal spray for the treatment of menopause symptoms.  The closing of the Transaction is expected to occur by mid 2007.  Under the terms of the transaction, the Company is eligible to receive an upfront payment of $10 million at closing and an additional $140 million upon approval of the New Drug Application for EvaMist, currently under review by the Food and Drug Administration.

The Company and Tanabe Seiyaku Co., Ltd., Tanabe’s parent, remain parties to a Development, Licensing and Supply Agreement dated January 22, 2001 for the development of avanafil, an oral PDE5 inhibitor product candidate for the treatment of erectile dysfunction (the “Development Agreement”).  Under the terms of the Development Agreement, the Company paid a $2.0 million license fee obligation to Tanabe Seiyaku Co., Ltd. in the year ended December 31, 2006 and expects to make other substantial payments to Tanabe Seiyaku Co., Ltd. in accordance with the Development Agreement, including, without limitation, payments based on certain development, regulatory and sales milestones as well as royalty payments on any future product sales.

A copy of the Release is attached as Exhibit 10.61 and is incorporated by reference herein.  The above descriptions of the agreements noted herein are summaries only and are qualified in their entirety by reference to Exhibit 10.61 to this Current Report on Form 8-K and Exhibits 10.42 and 10.52 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Item 9.01.   Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description

10.61	Termination and Release executed by Tanabe Holding America, Inc. dated May 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Lee B. Perry
Lee B. Perry Vice President and Chief Accounting Officer

Date:  May 4, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.61	Termination and Release executed by Tanabe Holding America, Inc. dated May 1, 2007.